UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 4, 2019
FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah (State or other jurisdiction of incorporation)	87-0401551 (IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2019, Franklin Covey Co. (the Company) appointed Mr. Paul S. Walker as its President and Chief Operating Officer.  Mr. Walker is currently serving as the President of the Company’s Enterprise Division, which includes the operations of the Direct Office and International Licensee segments, and will continue in this role following this appointment.  Mr. Walker, 44, is a 19-year veteran of Franklin Covey Co. and began his service as an executive officer on September 1, 2015, as the Executive Vice-President of Global Sales and Delivery.  Paul started his career with Franklin Covey in 2000 in the role of business developer, was promoted to a Client Partner, and then to an Area Director.  In 2007, Mr. Walker became General Manager of the Company’s central sales region, an 11-state area that also included Ontario, Canada.  Prior to working for Franklin Covey, Paul was a senior sales partner for Alexander’s Digital Printing and a middle-market pilot coordinator with New York Life.  In connection with his appointment, Mr. Walker’s base salary will increase to $425,000 per year and his variable compensation will increase to $284,750.  No new equity awards were granted to Mr. Walker and no outstanding equity awards were amended or modified in connection with this appointment.  Mr. Walker graduated from Brigham Young University with a Bachelor of Arts in Communications.

Item 8.01     Other Events

On November 4, 2019, FC Organizational Products, LLC (FCOP), an entity in which the Company has a minority interest, sold substantially all of its assets to Franklin Planner Corporation (FPC), a new unrelated entity.  FPC is expected to continue FCOP’s business of selling planners and other related consumer products.  In connection with this transaction, the Company exchanged approximately $3.2 million of receivables, including $2.6 million of cash used by the Company to purchase FCOP’s bank debt on the transaction date, for an amended 30-year license agreement.  The amended license agreement grants the right to use certain Company trademarks and other intellectual property in connection with certain consumer products and provides the Company with minimum royalties of approximately $1.3 million per year.  FPC assumed the amended master license agreement from FCOP upon the purchase of FCOP assets.  Simultaneous with the sale transaction, FCOP also settled certain debts with its controlling equity holder, Peterson Partners.  Joel C. Peterson, a member of the Company’s Board of Directors is a founding general partner of Peterson Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	November 7, 2019	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer